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EXHIBIT 16.1




March 14, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

TO WHOM IT MAY CONCERN:

We have read the statements of One Voice Technologies, Inc. pertaining to our firm included under Item 4.01 of the Current Report on Form 8-K/A dated February 16, 2007, as amended on March 14, 2007, and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

                          /s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
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                          Squar, Milner, Peterson, Miranda & Williamson, LLP